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                                                                      EXHIBIT 21
SUBSIDIARIES OF THE REGISTRANT

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                                                                JURISDICTION OF
SUBSIDIARY                                                        INCORPORATION

Benton International, Incorporated                                   California
Deutsche Perot Systems GmbH                                             Germany
HCL Perot Systems N.V.                                          The Netherlands
HCL Perot Systems Private Limited (India)                                 India
HCL Perot Systems Pte. Limited (Singapore)                            Singapore
HCL Perot Systems (Mauritius) Pvt. Ltd.                               Mauritius
HPS America, Inc.                                                      Delaware
HPS Europe Limited                                               United Kingdom
Icarus Consulting A.G.                                              Switzerland
Icarus Consulting GmbH                                                  Germany
Perot Systems A.G.                                                  Switzerland
Perot Systems Asia Pacific Pte Ltd.                                   Singapore
Perot Systems B.V.                                              The Netherlands
Perot Systems (Canada) Corporation                                       Canada
Perot Systems Communication Services, Inc.                             Delaware
Perot Systems Europe (Energy Services) Limited                   United Kingdom
Perot Systems Europe Limited ("PSEL")                            United Kingdom
Perot Systems Field Services Corporation                               Delaware
Perot Systems Financial Services Corporation                           Delaware
Perot Systems Holdings Pte Ltd.                                       Singapore
Perot Systems Investments B.V.                                  The Netherlands
Perot Systems (Japan) Ltd.                                                Japan
Perot Systems Monaco S.A.M.                                              Monaco
Perot Systems Realty Corporation                                          Texas
Perot Systems S.A.                                                       France
Persys Ireland Limited                                                  Ireland
PSC Government Services Corporation                                    Delaware
PSC Health Care, Inc.                                                  Delaware
PS Information Resource (Ireland) Limited                               Ireland
RothWell International, Inc.                                              Texas
Stamos Associates Inc.                                               California
Syllogic Ireland Limited                                                Ireland
Syllogic B.V.                                                   The Netherlands
Syllogic Limited                                                 United Kingdom
The Technical Resource Connection, Inc.                                Delaware
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